                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                         CAPITAL MARITIME & TRADING CORP.

                                    ARTICLE I
                                Offices and Agent

                  Section 1. Registered Office and Agent. The address of the registered office of Capital Maritime & Trading Corp. (the "Corporation") in the
Republic of the Marshall Islands is Trust Company Complex, Ajeltake Road,
Ajeltake Island, Majuro, Marshall Islands MH96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

                  Section 2. Other Offices. The Corporation may also have
offices at other places, either within or without the Republic of the Marshall
Islands, as the Board of Directors of the Corporation (the "Board") may from time to time determine or as the business of the Corporation shall require.

                                   ARTICLE II
                            Meetings of Shareholders

                  Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such place, if any, either within or without the Republic of the Marshall Islands, as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof. Adjournments of meetings may be held at the place at which the meeting adjourned was being held, or at any other place determined by the Board, whether or not a quorum shall have been present at such adjourned meeting.

                  Section 2. Annual Meetings. To the extent required by
applicable law or the Amended and Restated Articles of Incorporation
(hereinafter the "Articles of Incorporation") of the Corporation, an annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and on such date as shall be determined by the Board and stated in the notice of the meeting. The directors of the Corporation shall be entitled to receive notice of and to attend and be heard at any meeting of the shareholders.

                  Section 3. Special Meetings. Except as otherwise provided by applicable law, special meetings of the shareholders shall be called only in accordance with the provisions of the Articles of Incorporation of the
Corporation. Only such business as is specified in the notice of any special meeting of the shareholders shall come before such meeting.

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                  Section 4. Notice of Meetings. Except as otherwise provided by applicable law, notice of each meeting of the shareholders, whether annual or special, shall be given not less than 15 days nor more than 30 days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the shareholders shall not be required to be given to any shareholder who shall waive notice thereof as provided in Section 4 of Article VIII of these
By-laws. Notice of adjournment of a meeting of the shareholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

                  Section 5. Quorum; Adjournment. Except as otherwise provided by applicable law or by the Articles of Incorporation of the Corporation, the
holders of a majority in total voting power of the outstanding capital stock of the Corporation entitled to vote at a meeting of the shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders; provided, however, that where a separate vote by a class or series of capital stock is required, the holders of a majority in total voting power of the outstanding capital stock of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such vote on such matter. The Chairman of the meeting or the holders of a majority of the votes entitled to be cast by the shareholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the Chairman of the meeting or the holders of a majority of the votes entitled to be cast by the shareholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting, unless a different period is prescribed by applicable law.

                  Section 6. Proxies. Any shareholder entitled to vote at a
meeting of the shareholders may do so in person or by proxy appointed by such shareholder or by such shareholder's attorney thereto authorized, and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of the applicable meeting in order to be counted in any vote at such meeting.

                  Section 7. Voting. Except as otherwise provided by the
Articles of Incorporation of the Corporation, these By-laws, the rules or regulations of any stock

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exchange applicable to the Corporation or its securities or applicable law, and except for the election of directors, any question brought before any meeting of the shareholders at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or represented by proxy and entitled to vote on the applicable subject matter.

                  Section 8. Organization; Order of Business. (a) At every
meeting of shareholders, the Chairman of the Board, or in such person's absence, the Chief Executive Officer, or in the absence of both of them, the Chief
Operating Officer or any Vice President, shall act as Chairman of the meeting.
In the absence of the Chairman of the Board, the Chief Executive Officer, the
Chief Operating Officer and each Vice President, the Board, or if the Board fails to act, the shareholders may appoint any shareholder, director or officer of the Corporation to act as Chairman of any meeting. The Secretary of the
Corporation shall act as Secretary of the meeting, but in the absence of the
Secretary, the Chairman of the meeting may appoint any person to act as
Secretary of the meeting.

                  (b) (1) Except as otherwise provided in the Articles of
Incorporation of the Corporation, nominations of persons for election to the
Board and the proposal of business to be considered by the shareholders may be made at any annual meeting of the shareholders, only (i) pursuant to notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board;
or (iii) by any shareholder who is a holder of record at the time of the giving of the notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8.

                  (2) Except as otherwise provided in the Articles of
Incorporation of the Corporation, for nominations or business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the
Corporation and any such proposed business other than the nomination of persons for election to the Board must constitute a proper matter for shareholder action. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 90 days nor more than
120 days prior to the anniversary date of the immediately preceding annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. To be in proper written form, a shareholder's notice to the Secretary of the Corporation shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the
"Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration)

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and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend the by-laws of the
Corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of the Corporation which are beneficially owned or owned of record by the shareholder proposing such business or nomination and name of the beneficial owner if different from the shareholder; (v) any material interest of the shareholder in such business; (vi) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and (vii) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such shareholder's nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such shareholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 8 of Article
II, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of shareholders. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  (3) Notwithstanding anything in paragraph (b)(2) above to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the shareholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a shareholder's notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the
Corporation.

                  (c) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the
Corporation's notice of meeting. Nominations of persons for election to the
Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting (i) by or at the direction of the
Board or (ii) provided that the Board has

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determined that directors shall be elected at such meeting, by any shareholder who is a holder of record at the time of the giving of notice provided for in this Section 8, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8 (except as otherwise provided in the
Articles of Incorporation of the Corporation). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons
(as the case may be), for election to such position(s) as specified in the notice of meeting, if the shareholder has given timely notice thereof in proper written form to the Secretary of the Corporation (except as otherwise provided in the Articles of Incorporation of the Corporation). To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. To be in proper written form, such notice must meet the requirements of paragraph (b)(2) above.

                  (d) Except as otherwise provided in the Articles of
Incorporation of the Corporation, only such persons who are nominated in accordance with this Section 8 shall be eligible to serve as directors of the
Corporation and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. The Chairman of a meeting shall refuse to permit any business to be brought before the meeting which fails to comply with the foregoing or if a shareholder solicits proxies in support of such shareholder's nominee or proposal without such shareholder having made the representation required by clause (vii) of paragraph (b)(2) above.

                  Section 9.  Action by Written Consent.  Shareholders may act\
by written consent solely to the extent provided in the Articles of
Incorporation of the Corporation.

                  Section 10. Meeting by Remote Communication. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders and be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the
Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at such meeting by means of remote communication is a shareholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in such meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of such meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at such meeting by means of remote

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communication, a record of such vote or other action shall be maintained by the
Corporation.

                  Section 11. Voting List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting as required by applicable law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder of the Corporation who is present.

                  Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to the identity of the shareholders entitled to examine the list required by Section 11 of this Article II or to vote in person or by proxy at any meeting of shareholders.

                  Section 13. Record Date. In order that the Corporation may determine the shareholders entitled to (i) notice of or to vote at any meeting of the shareholders or any adjournment thereof, (ii) unless otherwise provided in the Articles of Incorporation of the Corporation, express consent to corporate action by written consent without a meeting, (iii) receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or (iv) for the purpose of any other lawful action, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall, unless otherwise required by law, not be: (a) in the case of clause (i) above, more than 60 nor less than 15 days before the date of such meeting, (b) in the case of clause (ii) above, more than ten days after the date upon which the resolution fixing the record date was adopted by the Board and (c) in the case of clauses (iii) and (iv), more than 60 days prior to such action. If no record date is fixed: (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting
(unless otherwise provided in the Articles of Incorporation of the Corporation),
when no prior action by the Board is required under the Business Corporations
Act of the Republic of the Marshall Islands, as amended from time to time (the
"BCA"), shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the Republic of the Marshall Islands, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded; and when prior action by the Board is required under the BCA, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the

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resolution taking such prior action; and (c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 14. Inspectors of Election. The Corporation may, and
at the request of any shareholder or if required by law shall, before or at each meeting of shareholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the shareholders, the Chairman of the meeting may, and at the request of any shareholder or if required by law shall, appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of outstanding shares of capital stock of the Corporation and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv)
determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots.
Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of the shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                  Section 15. Public Announcements. For the purpose of Section 8 of this Article II, "public announcement" shall mean disclosure (a) in a press release reported by the Dow Jones News Service, Reuters Information Service or
any similar or successor news wire service or (b) in a communication distributed generally to shareholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d)
of the Exchange Act or any successor provisions thereto.

                                   ARTICLE III
                               Board of Directors

                  Section 1. General Powers. The business of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of applicable law, the Articles

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of Incorporation of the Corporation and these By-laws; provided, however, that no By-laws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

                  Section 2. Number of Directors. The number of directors of the
Corporation shall not be less nor more than the range specified in the Articles of Incorporation of the Corporation, the exact number of directors to be such number as may be set from time to time by resolution adopted by affirmative vote of a majority of the entire Board. As used in these By-laws, the term "entire
Board" means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships.

                  Section 3. Election of Directors. (a) Except as otherwise
required by statute or by the Articles of Incorporation of the Corporation,
directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares of the Corporation entitled to vote thereon, voting together as a single class.

                  (b) Unless otherwise determined by the Board, a director shall not be qualified or eligible for re-election to the Board for a subsequent term if such director has failed to attend (in person or by conference telephone) at least seventy-five percent (75%) of the total number of meetings of the Board and any committees of the Board of which he or she is a member (other than such failures attributable to the applicable director's illness, death or illness in such director's family or similar circumstance) held during the course of such director's then current term.

                  Section 4. Resignations. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer or the
Secretary of the Corporation. Such resignation shall take effect after receipt of the applicable notice of resignation by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation at the time specified in such notice or, if no time is specified, immediately upon receipt of such notice by the Board, the Chairman of the Board, the Chief Executive
Officer or the Secretary of the Corporation. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5.  Removal of Directors.  Directors may only be
removed as provided in the Articles of Incorporation of the Corporation.

                  Section 6. Newly Created Directorships and Vacancies. Newly
created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled as provided in the Articles of Incorporation of the
Corporation.

                  Section 7. Chairman of the Board. The directors shall elect one of their members to be Chairman of the Board. The Chairman of the Board
shall perform such duties as may from time to time be assigned by the Board. The
Chairman of the Board shall be subject to the control of and may be removed from such office by the Board.

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                  Section 8. Annual Meetings. The Board shall meet for the
election of officers and the transaction of other business as soon as practicable after each annual meeting of the shareholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting; provided, however, that a quorum is present. Such meeting may be held at any other time or place specified in a notice given as hereinafter provided for regular meetings of the Board.

                  Section 9. Regular Meetings. The Board may hold meetings, both regular and special, either within or without the Republic of the Marshall
Islands. Regular meetings of the Board may be held at such time and at such place as may from time to time be determined by the Board. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of regular meetings of the
Board by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director.

                  Section 10. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer, and
shall be called by the Secretary of the Corporation upon the written request of not less than a majority of the members of the Board then in office. Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director. Unless otherwise stated in the notice thereof, any and all business shall be transacted at any meeting without specification of such business in the notice.

                  Section 11. Quorum. Except as otherwise required by applicable law, the Articles of Incorporation of the Corporation or these By-laws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

                  Section 12. Manner of Acting. Except as otherwise provided by applicable law, the Articles of Incorporation of the Corporation or these
By-laws, all matters presented to the Board (or a committee thereof) shall be approved by the affirmative vote of a majority of the directors present at any meeting of the Board (or such committee) at which there is a quorum (the foregoing is referred to herein as a "simple majority").

                  Section 13. Organization. Meetings shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by such other

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person as the directors may select. The Board shall keep written minutes of its meetings. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

                  Section 14. Action by Written Consent. Unless otherwise
required by the Articles of Incorporation of the Corporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the
Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or such electronic transmission or transmissions are filed with the minutes of proceedings of the
Board or committee thereof in accordance with applicable law.

                  Section 15. Meetings by Means of Conference Telephone. Unless
otherwise required by the Articles of Incorporation of the Corporation or these
By-laws, members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this
Section 15 shall constitute presence in person at such meeting.

                  Section 16. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the
Corporation such amount per annum and such fees (payable in cash or stock-based compensation) for attendance at meetings of the Board or of committees of the
Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this
Section 16 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                   Committees

                  Section 1. Constitution and Powers. (a) Except as otherwise provided by applicable law, the Articles of Incorporation of the Corporation or
these By-laws, the Board may, by resolution of a simple majority of its members, designate one or more committees. Each committee shall consist of one or more directors of the Corporation. Except as provided by applicable law, the Articles of Incorporation of the Corporation or these By-laws, the Board, by a simple majority vote of its members, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any matters which would not otherwise require a higher vote than a simple majority vote of the Board. Except as required by applicable law, the Articles of Incorporation of the Corporation or these By-laws, for those matters that require a higher vote of the Board than a simple majority vote, the Board, by such requisite higher vote, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any such matters requiring such requisite higher vote.

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                  (b) Initially, the Corporation shall have the following
committee(s) of the Board: the Audit Committee. The principal purpose of the
Audit Committee will be to oversee the Corporation's and its subsidiaries'
accounting and financial reporting processes, internal systems of control, independent auditor relationships and audits of consolidated financial statements of the Corporation and its subsidiaries. The Audit Committee will also determine the appointment of the independent auditors of the Corporation and any change in such appointment and ensure the independence of the
Corporation's auditors. In addition, the Audit Committee will assume such other duties and responsibilities delegated to it by the Board and specified for it under applicable law.

                  Section 2. Organization of Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each committee that may be established by the Board may fix its own rules and procedures. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to them. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.

                                    ARTICLE V
                                    Officers

                  Section 1. Officers. The Board shall elect a Chairman of the
Board, a Chief Executive Officer, a Chief Financial Officer, a Controller, and a
Secretary. The Chairman of the Board and the Chief Executive Officer shall be or become Directors. The Board may elect from time to time such other officers as, in the opinion of the Board, are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person;
provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the
Articles of Incorporation of the Corporation or these By-laws to be executed, acknowledged or verified by two or more officers.

                  Section 2. Chairman of the Board. The Chairman of the Board,
if present, shall preside at all meetings of the shareholders and of the Board.
The Chairman of the Board may enter into and execute in the name of the
Corporation powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. In addition, the Chairman of the
Board shall perform such other duties as may from time to time be assigned by the Board. The Chairman of the Board may or may not be a senior officer of the
Corporation. The Chairman of the Board shall not be an executive director, unless so specified by his appointment to an additional office within the
Corporation.

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                  Section 3. Chief Executive Officer. The Chief Executive
Officer shall have supervisory authority over the business, affairs and property of the Corporation, and over the activities of the executive officers of the
Corporation. The Chief Executive Officer may enter into and execute in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Board and shall report directly to the Board. If so elected by the Board, the Chairman of the Board may be the Chief Executive
Officer.

                  Section 4. Chief Operating Officer. The Chief Operating
Officer, if elected, shall have general supervision of the daily business, affairs and property of the Corporation. The Chief Operating Officer shall have all authority incident to the office of Chief Operating Officer, shall have such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.

                  Section 5. Vice Presidents. The Vice Presidents, if elected, shall have such powers and shall perform such duties as may from time to time be assigned to them by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, Vice Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the
Board.

                  Section 6. Chief Financial Officer. The Chief Financial
Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may from time to time be assigned by the Chief Executive Officer or the Board. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board.

                  Section 7. Treasurer. If elected, the Treasurer shall, if
required by the Chief Executive Officer or the Board, give a bond for the faithful discharge of duties, in such sum and with such sureties as may be so required. Unless the Board otherwise declares by resolution, the Treasurer shall have custody of, and be responsible for, all funds and securities of the
Corporation; receive and give receipts for money due and payable to the
Corporation from any source whatsoever; deposit all such money in the name of the Corporation in such banks, trust companies or other depositories as the
Board may designate; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined by the Board, and be responsible for the accuracy of the amounts of all funds so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer's direction, full and adequate accounts of all money received and paid by the
Treasurer for the account of the Corporation; render to the Board, any duly authorized committee of directors or the Chief Executive Officer, whenever they or any of them, respectively, shall require the Treasurer to do so, an account of the financial condition of the Corporation and of all transactions of the
Treasurer; and, in general, have all authority incident to the office of
Treasurer and such

                                                                              13

other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board. Any Assistant Treasurer
shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other duties and have such other powers as the Board may from time to time prescribe.

                  Section 8. Controller. The Controller shall be the chief
accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may from time to time be assigned by the Chief Executive
Officer, the Chief Financial Officer or the Board.

                  Section 9. Secretary. The Secretary shall act as Secretary of all meetings of the shareholders and of the Board; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation in connection with meetings of shareholders and of the Board are duly given; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates for stock of the Corporation and to all documents or instruments requiring the same, the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these By-laws; shall have charge of the stock records and also of the other books, records and papers of the Corporation relating to its organization and acts as a corporation, and shall see that the reports, statements and other documents related thereto required by law are properly kept and filed, all of which shall, at all reasonable times, be open to the examination of any director for a purpose reasonably related to such director's position as a director; and shall, in general, have all authority incident to the office of Secretary and such other authority and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the
Board.

                  Section 10. Assistant Treasurers, Assistant Controllers and
Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and
Assistant Secretaries, if elected, shall perform such duties as from time to time shall be assigned to them by the Chief Executive Officer or the Board or by the Treasurer, Controller or Secretary, respectively. An Assistant Treasurer,
Assistant Controller or Assistant Secretary need not be an officer of the
Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

                  Section 11.  Removal.  Any officer may be removed, either with or without cause, by the Board at any meeting thereof or by any superior officer upon whom such power may be conferred by the Board.

                  Section 12. Resignation. Any officer may resign at any time by giving notice to the Board, the Chairman of the Board, the Chief Executive
Officer or the Secretary of the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

                                                                              14

                  Section 13. Vacancies. A vacancy in any office because of
death, resignation, removal, disqualification or any other cause may be filled at any time by the Board, or if such officer was appointed by the Chief
Executive Officer, then by the Chief Executive Officer.

                  Section 14. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Chief
Financial Officer or the Treasurer, with approval of the Chief Executive Officer may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Chief Executive Officer shall deem necessary or appropriate; provided, however, that payments from such bank accounts are to be made upon and according to the check of the Corporation as shall be specified in the written instructions of the Chief Financial Officer or the Treasurer or
Assistant Treasurer of the Corporation with the approval of the Chief Executive
Officer.

                  Section 15. Voting of Stock Held. Unless otherwise provided in the Articles of Incorporation of the Corporation or directed by the Board, the
Chief Executive Officer may from time to time personally or by an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, limited liability company, partnership, trust or legal entity ("Person") any of the stock or securities of which may be held by the Corporation, at meetings of the holders of the stock or other securities of such Person, or consent in writing to any action by any such
Person, and may instruct any person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as the
Secretary may deem necessary or proper in the premises; or may attend any meeting of the holders of stock or other securities of any such Person and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such Person.

                                   ARTICLE VI
                                  Capital Stock

                  Section 1. Form of Certificates. (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board or any of the Vice Presidents
and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an
Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

                  (b) For each class or series of stock that the Corporation shall be authorized to issue, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the

                                                                              15

Corporation shall issue to represent each class or series of stock; provided, however, that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder that so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

                  Section 2. Signatures. Any or all signatures on the
certificate may be a facsimile. In case an officer, transfer agent or registrar that has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                  Section 3. Lost Certificates. The Board may direct a new
certificate to be issued in place of any certificate theretofore issued by the
Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate the
Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation and its transfer agents and registrars with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

                  Section 4. Transfers. Except as otherwise prescribed by
applicable law or by the Articles of Incorporation of the Corporation, and
subject to any transfer restrictions applicable thereto and conspicuously noted
on the stock certificate, stock of the Corporation shall be transferable in the manner prescribed in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the
Corporation, and upon surrender of the certificate or certificates for such stock properly endorsed. Every certificate exchanged, returned or surrendered shall be marked "Canceled", with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation, its shareholders or creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

                  Section 5. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

                  Section 6. Beneficial Owners. The Corporation shall be
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments

                                                                              16

a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                  Section 7. Regulations. Except as otherwise provided by
applicable law or in the Articles of Incorporation of the Corporation, the Board
shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

                  Section 8. Dividends. Dividends upon the capital stock of the
Corporation, subject to the provisions in the Articles of Incorporation of the
Corporation, may be declared by the Board at any regular or special meeting, and may be paid in cash, in property or in securities of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the
Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

                                   ARTICLE VII
                                 Indemnification

                  Section 1. Directors' Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person that was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(collectively, a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the
Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses
(including attorneys' fees) reasonably incurred by such person in connection with such proceeding or any claim made in connection therewith. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 1 of Article VII. Subject to the second sentence of the next paragraph, the Corporation shall be required to indemnify or make advances to a person in connection with a Proceeding (or part thereof) initiated by such person only if the initiation of such Proceeding (or part thereof) was authorized by the Board.

                  The Corporation shall pay the expenses (including attorneys'
fees) incurred by any person that is or was a director or officer of the
Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation

                                                                              17

as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by such a person in defending any Proceeding in advance of its final disposition shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Section 1 of Article VII or otherwise. If a claim for indemnification after the final disposition of the Proceeding is not paid in full within 90 calendar days after a written claim therefor has been received by the Corporation or if a claim for payment of expenses under this Section 1 of Article VII is not paid in full within 20 calendar days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                  The rights conferred on any person by this Section 1 of
Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Articles of Incorporation of the Corporation, these By-laws, agreement, vote of shareholders or resolution of disinterested directors or otherwise. The Corporation's obligation, if any, to indemnify any person that was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity, as applicable.

                  Any amendment, modification or repeal of the foregoing
provisions of this Section 1 of Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

                  Section 2. Survival of Indemnification and Advancement of
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or other person indemnified hereunder and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such person.

                                  ARTICLE VIII
                               General Provisions

                  Section 1. Books and Records. The books and records of the
Corporation may be kept at such places within or without the Republic of the
Marshall Islands as the Board may from time to time determine.

                  Section 2. Seal. The Board shall approve a corporate seal
which shall be in the form of a circle and shall bear the name of the
Corporation, and the year of its

                                                                              18

incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 3.  Fiscal Year.  The fiscal year of the Corporation shall be determined and may be changed by resolution of the Board.

                  Section 4. Notices and Waivers Thereof. (a) Whenever notice is required by applicable law, the Articles of Incorporation of the Corporation or
these By-laws to be given to any director, member of a committee or shareholder, such notice may be given personally, by mail or as otherwise permitted by law, or in the case of directors or officers, by facsimile transmission or other electronic transmission, addressed to such address as appears on the books of the Corporation. Any notice given by facsimile transmission shall be deemed to have been given upon confirmation of receipt by the addressee.

                  (b) Whenever any notice is required by applicable law, the
Articles of Incorporation of the Corporation or these By-laws, to be given to any director, member of a committee or shareholder, a waiver thereof given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors needs to be specified in any waiver of notice unless so required by applicable law, the Articles of Incorporation of the Corporation or these By-laws.

                  Section 5.  Amendments.  These By-laws may be amended only as set forth in the Articles of Incorporation of the Corporation.

                  Section 6. Saving Clause. These By-laws are subject to the provisions of the Articles of Incorporation of the Corporation and applicable law. If any provision of these By-laws is inconsistent with the Articles of
Incorporation of the Corporation, the BCA, or the NYSE Listing Standards, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these By-laws.